EXHIBIT 5

                              DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017

                                                                    June 9, 1998



GENERAL MOTORS ACCEPTANCE CORPORATION
3044 WEST GRAND BOULEVARD
DETROIT, MICHIGAN 48202

                  Re:   General Motors Acceptance Corporation-
                        Registration Statement on Form S-3 relating to VARIABLE DENOMINATION ADJUSTABLE RATE DEMAND NOTES

Dear Sirs:

      At the request of General Motors Acceptance Corporation (the "Company"), we have considered the Variable Denomination Adjustable Rate Demand Notes (the "Notes") proposed to be issued by the Company and covered by the Company's Registration Statement on Form S-3 to which this opinion is filed as an Exhibit. (Pursuant to Rule 429, the Prospectus included in the Registration Statement also relates to Registration Statement on Form S-3 (No. 33-31596.)) The Notes are to be issued pursuant to an Indenture dated as of October 15, 1985, as amended, and a Seventh Supplemental Indenture dated as of June 1, 1998 between the Company and U.S. Bank Trust National Association, as Successor Trustee (the "Indenture").

      We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for purposes of this opinion.

      Based upon the foregoing, we are of the opinion that when the Registration Statement shall become effective and when the Seventh Supplemental Indenture shall have been executed and delivered, the Notes when issued in accordance with the provisions of the Indenture and pursuant to the GMAC Demand Note Program (included in the Registration Statement) will have been duly issued and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture.

      We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. We also consent to the reference to us under the caption "Legal Opinion" in the Prospectus contained in the Registration Statement.

                                          Very truly yours,

                                          s/ Davis Polk & Wardwell
                                          -------------------------
                                          Davis Polk & Wardwell